UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026 (January 9, 2026)

Transportation and Logistics Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34970	26-3106763
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 Chestnut Ridge Road

Montvale, New Jersey 07645

(Address of Principal Executive Offices) (Zip Code)

(833) 764-1443

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Promissory Note

On January 9, 2026, Transportation and Logistics Systems, Inc. (the “Company”, “we”, “us” or “our”) entered into an unsecured non-convertible promissory note (the “Note”) in the principal amount of $75,000, with interest at the rate of 10% per annum accruing and due at maturity six months following the issuance date, with C/M Capital Master Fund, LP (the “Lender”) for the primary purpose of funding a portion of the costs related to: (i) the preparation and filing of the Company’s Registration Statement on Form S-1 to register the resale of shares of common stock, par value $0.001 per share, issuable upon conversion of certain shares of the Company’s Series J Senior Convertible Preferred Stock, par value $0.001; (ii) preparation and submission of any requisite filings with the Securities and Exchange Commission and the OTC Expert Market; (iii) such tax-related and other activities as may be necessary or legally required from time to time to restore the Company to good standing with requisite taxing authorities; (iv) transfer agent costs, and (v) fees for routine litigation matters and other legal fees in the ordinary course of business.

The Company may repay the Note upon maturity or prior to maturity with the mutual agreement of the Lender. The Note also contains customary events of default, which include, without limitation, failure to pay principal, interest or other charges in respect of the Note when due at maturity or otherwise, failure to satisfy any covenant in the Note or other agreements between the Company and the Lender or any other creditor, breach of representations and warranties set forth in the Note or any transaction document executed contemporaneously with the Note, and certain judgment defaults, events of bankruptcy or insolvency of the Company. Upon the occurrence of such an event of default under the Note, the Lender has the right to demand repayment of the Note in full upon five (5) business days’ notice to the Company. In the event that full payment is not made upon the expiry of a thirty (30) day period, a default penalty equal to 5.0% per month during the period of default in excess of the 10% interest rate will apply to the entire amount of the Note outstanding, including any accrued but unpaid interest. The Lender may then, at its sole discretion, declare the entire then-outstanding principal amount of the Note and any accrued but unpaid interest due thereunder immediately due and payable, in which event the Lender may, at its sole discretion, take any action it deems necessary to recover amounts due under the Note.

Concurrently with the issuance of the Note, the Company also entered into a letter agreement of even date (the “Letter Agreement”) with the Lender setting forth, among other items, the intended use of proceeds of the Note as described above.

The Note and the Letter Agreement are on the same form as those previously entered into with the Lender.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof with respect to the Note is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Promissory Note, dated as of January 9, 2026, between the Company, as borrower, and C/M Capital Master Fund, LP., as lender.
10.2	Letter Agreement, dated as of January 9, 2026, between the Company and C/M Capital Master Fund, LP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2026

Transportation and Logistics Systems, Inc.

By:	/s/ Sebastian Giordano
Sebastian Giordano
Chief Executive Officer, Chief Financial Officer and Treasurer